Exhibit 4.2
EXECUTION COPY
DEL MONTE CORPORATION
as Issuer
AND
THE GUARANTORS NAMED HEREIN,
AND
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of May 19, 2006
to
Supplemental Indenture
Dated as of December 20, 2002

$450,000,000

8 5/8% Senior Subordinated Notes due 2012

     FIRST SUPPLEMENTAL INDENTURE, dated as of May 19, 2006 (this “First Supplemental Indenture”), among DEL MONTE CORPORATION, a Delaware corporation formerly known as SKF Foods, Inc. (the “Company”), the Guarantors named herein and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking corporation, as successor in interest to The Bank of New York, as trustee (the “Trustee”). All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.
     WHEREAS, the Company, Del Monte Foods Company, a Delaware corporation (“DMFC”), Star-Kist Samoa, Inc., a California corporation (“Star Kist Samoa”), Marine Trading Pacific, Inc., a Delaware corporation (“Marine Trading Pacific”) and Star-Kist Mauritius, Inc., a Delaware corporation (“Star Kist Mauritius”) (DMFC, Star Kist Samoa, Marine Trading Pacific, and Star Kist Mauritius, collectively, the “Existing Guarantors”) and the Trustee are parties to an Indenture, dated as of December 20, 2002, as supplemented by that Supplemental Indenture dated as of December 20, 2002 (as supplemented, the “Indenture”), pursuant to which the Company issued its 8 5/8% Senior Subordinated Notes due 2012 (the “Notes”);
     WHEREAS, on the date hereof, the Company is purchasing (the “Acquisition”) all of the capital stock of Meow Mix Holdings, Inc. (“Holdings”);
     WHEREAS, in connection with the Acquisition, Holdings and the Subsidiaries of Holdings that are listed on the signature page hereto under the heading “New Guarantors” (collectively, the “New Guarantors”) wish to become Guarantors under the Indenture in accordance with Section 4.19 and Article XI thereof;
     WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture by means of this Supplemental Indenture without the consent of the holders of Notes for the foregoing purposes;
     WHEREAS, the Company has delivered to the Trustee the required Officers’ Certificate and Opinion of Counsel in connection with the execution and delivery of this Supplemental Indenture; and
     WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement have been duly performed and complied with;
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Notes, as follows:
ARTICLE I
GUARANTEES
     Section 1.1. Each New Guarantor hereby, in compliance with Section 4.19 of the Indenture, Guarantees the obligations of the Company under the Indenture and the Notes in the manner specified in Section 11.01 of the Indenture on a subordinated basis as provided in Article XII of the Indenture, and becomes a party to the Indenture as a Guarantor, in each case subject to all of the rights, obligations and other provisions and limitations (including release provisions) of the Indenture relating to Guarantors. Without limiting the foregoing, in accordance with Section 4.19 of the Indenture, each Guarantee of each New Guarantor shall be, and hereby is, limited in amount to an amount not to exceed the maximum amount that can be guaranteed by such New Guarantor without rendering such Guarantee, as it relates to such New Guarantor, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or other similar laws affecting the rights of creditors generally. In addition, without limiting the foregoing, in accordance with Section 4.19 of the Indenture (and without limitation as to the other release provisions set forth in the Indenture), each Guarantee by a New Guarantor shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon (i) the unconditional release of such New Guarantor from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the first paragraph of Section 4.19 of the Indenture, or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company’s Capital stock in, or all or substantially all of the assets of, such New Guarantor; provided that (a) such sale or disposition of such Capital Stock or such assets is otherwise in compliance with the terms of the Indenture, and (b) such assumption, guarantee or other liability of such New Guarantor has been released by the holders of the other Indebtedness so guaranteed.
ARTICLE II
MISCELLANEOUS PROVISIONS
     Section 2.1. Upon execution and delivery of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this First Supplemental Indenture will control.
     Section 2.2. Each of the Company, the Guarantors and the Trustee hereby confirms and reaffirms the Indenture, as amended and supplemented by this First Supplemental Indenture.
     Section 2.3. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.
     Section 2.4. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 2.5. The recitals contained herein shall be taken as the statements of the Company or the Guarantors, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this First Supplemental Indenture or the due authorization of this First Supplemental Indenture by the Company or the Guarantors. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting
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the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year written above.

DEL MONTE CORPORATION

By: Name:	/s/ THOMAS E. GIBBONS Thomas E. Gibbons
Title:	Senior Vice President and Treasurer

EXISTING GUARANTORS:

DEL MONTE FOODS COMPANY

By: Name:	/s/ THOMAS E. GIBBONS Thomas E. Gibbons
Title:	Senior Vice President and Treasurer

STAR-KIST SAMOA, INC.

By: Name:	/s/ THOMAS E. GIBBONS Thomas E. Gibbons
Title:	Vice President, Chief Financial
Officer and Treasurer

MARINE TRADING PACIFIC, INC.

By: Name:	/s/ THOMAS E. GIBBONS Thomas E. Gibbons
Title:	Vice President, Chief Financial
Officer and Treasurer

STAR-KIST MAURITIUS, INC.

By: Name:	/s/ THOMAS E. GIBBONS Thomas E. Gibbons
Title:	Vice President, Chief Financial
Officer and Treasurer
8 5/8 % Senior Subordinated Notes due 2012 — Supplemental Indenture — Signature Page

NEW GUARANTORS:

MEOW MIX HOLDINGS, INC.

By: Name:	/s/ THOMAS E. GIBBONS Thomas E. Gibbons
Title:	Vice President, Chief Financial
Officer and Treasurer

THE MEOW MIX COMPANY

By: Name:	/s/ THOMAS E. GIBBONS Thomas E. Gibbons
Title:	Vice President and Treasurer

MEOW MIX DECATUR PRODUCTION I LLC

By:	THE MEOW MIX COMPANY, its sole member

By: Name:	/s/ THOMAS E. GIBBONS Thomas E. Gibbons
Title:	Vice President and Treasurer

TRUSTEE:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By: Name:	/s/ SANDEE` PARKS Sandee` Parks
Title:	Vice President
8 5/8 % Senior Subordinated Notes due 2012 — Supplemental Indenture — Signature Page